Exhibit 99.2

AMERIS BANCORP AND SUBSIDIARIES

COMBINED WITH FIRST NATIONAL BANC, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED BALANCE SHEET

SEPTEMBER 30, 2005

(Unaudited)

(Dollars in Thousands)

The following unaudited pro forma condensed balance sheet as of September 30, 2005 has been prepared to reflect the acquisition by Ameris of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included in the Registration Statement filed on Form S-4.

	Ameris Historical	First National Banc Historical	Pro Forma Adjustments (Notes A and B)		Pro Forma Combined
Assets
Cash and due from banks	$47,548	$6,891	$—		$54,439
Interest bearing deposits in banks	42,021	548	(12,881	)(1)	29,688
Federal funds sold	—	36,064	—		36,064
Investment securities	207,832	19,302	—		227,134
Loans, net	987,353	195,166	—		1,182,519
Premises and equipment	28,355	8,019	—		36,374
Investment in First National Banc	—	—	34,651	(1)	—
	—	—	(34,651	)(2)	—
Intangible assets	3,091	2,347	8,601	(2)	14,039
Goodwill	25,054	—	8,601	(2)	33,655
Other assets	29,185	5,877	—		35,062

	$1,370,439	$274,214	$4,321		$1,648,974

Liabilities and Equity
Deposits	$1,073,177	$239,823	$—		$1,313,000
Federal funds purchased and securities sold under agreements to repurchase	5,448	—	—		5,448
Other borrowings	121,130	9,000	—		130,130
Subordinated debentures	35,567	5,155			40,722
Other liabilities	8,507	2,787	—		11,294

Total liabilities	1,243,829	256,765	—		1,500,594

Equity
Common stock	13,184	—	1,089	(1)	14,273
Capital surplus	46,202	—	20,681	(1)	66,883
Retained earnings	79,791	—	—		79,791
Other comprehensive income	(1,490)	—	—		(1,490)
Unearned compensation	(603)	—	—		(603)
Treasury stock	(10,474)	—	—		(10,474)
Equity of First National Banc	—	17,449	(17,449	)(2)	—

Total equity	126,610	17,449	4,321		148,380

	$1,370,439	$274,214	$4,321		$1,648,974

AMERIS BANCORP AND SUBSIDIARIES

COMBINED WITH FIRST NATIONAL BANC, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED STATEMENT OF INCOME

(Unaudited)

(Dollars in Thousands, Except Per Share Data)

The following unaudited pro forma condensed statement of income has been prepared to reflect the acquisition by Ameris of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included in the Registration Statement filed on Form S-4.

	Nine Months Ended September 30, 2005
	Ameris Historical	First National Banc Historical	Pro Forma Adjustments (Note B)		Pro Forma Combined
Interest income	$56,647	$12,813	$(399	)(4)	$69,061
Interest expense	18,643	4,735	—		23,378

Net interest income	38,004	8,078	(399)		45,683
Provision for loan loss	1,623	3,654	—		5,277

Net interest income after provision for loan losses	36,381	4,424	(399)		40,406
Other income	10,810	1,743	—		12,553
Other expense	30,667	6,980	430	(3)	38,077

Income from continuing operations before income taxes	16,524	(813)	(829)		14,882
Income taxes	5,519	(378)	(282	)(5)	4,859

Income from continuing operations	$11,005	$(435)	$(547)		$10,023

Income per share from continuing operations—basic					$0.78

Income per share from continuing operations—diluted					$0.77

AMERIS BANCORP AND SUBSIDIARIES

COMBINED WITH FIRST NATIONAL BANC, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED STATEMENT OF INCOME

(Unaudited)

(Dollars in Thousands, Except Per Share Data)

The following unaudited pro forma condensed statement of income has been prepared to reflect the acquisition by Ameris of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction. These statements should be read in conjunction with the other financial statements and notes thereto included in the Registration Statement filed on Form S-4.

	Year Ended December 31, 2004
	Ameris Historical	First National Banc Historical	Pro Forma Adjustments (Note B)		Pro Forma Combined
Interest income	$64,365	$14,926	$(532	)(4)	$78,759
Interest expense	19,375	4,251	—		23,626

Net interest income	44,990	10,675	(532)		55,133
Provision for loan loss	1,786	7,809	—		9,595

Net interest income after provision for loan losses	43,204	2,866	(532)		45,538
Other income	13,023	2,207	—		15,230
Other expense	36,505	8,219	573	(3)	45,297

Income from continuing operations before income taxes	19,722	(3,146)	(1,105)		15,471
Income taxes	6,621	(1,234)	(376	)(5)	5,011

Income from continuing operations	$13,101	$(1,912)	$(729)		$10,460

Income per share from continuing operations—basic					$0.82

Income per share from continuing operations—diluted					$0.81

AMERIS BANCORP AND SUBSIDIARIES

COMBINED WITH FIRST NATIONAL BANC, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

(Unaudited)

A.	The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on September 30, 2005. The pro forma condensed statement of income has been prepared assuming the transaction was consummated at the beginning of each period.

B.	The following pro forma adjustments have been applied to give effect to the proposed transaction described in this proxy statement/prospectus.

Balance Sheet:

(1)	Payment of $12,881,000 in cash (representing approximately 35% of total consideration) and issue of 1,088,500 shares of Ameris common stock (with an assumed market value of $20.00 per share) in exchange for 100% of the equity of First National for a total consideration of $34,651,000.

(2)	Elimination of investment in First National and allocation of purchase price as follows:

The excess of purchase price over the fair value of net assets acquired amounting to $17,202,000 has been allocated as follows: 50% to intangible assets and 50% to goodwill. Upon consummation of this transaction, portions of the excess of the purchase price over the fair value of net assets acquired will be allocated to specific assets based on the fair value of these assets on the day of acquisition.

Statement of Income:

(3)	Pro forma adjustments to income resulting from the allocation of the purchase price of First National as follows:

Amortization of intangible assets using the straight-line method over an average period of 15 years.

(4)	Loss of interest on interest bearing deposits used to fund the acquisition using an average rate of 4.13%.

(5)	Tax effect of pro forma adjustment for reduction in interest income and the amortization of intangible assets using a tax rate of 34%.

C.	Based on the assumption that the excess purchase price over the fair value of the net assets acquired will be allocated 50% to amortizable intangible or tangible assets, the effect of the purchase adjustments described in Note B (3) above will result in a decrease in net income of $573,000 for each of the next five years.